                                                                       Exhibit 4

                             BLUE RHINO CORPORATION

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                October 25, 2000

                                TABLE OF CONTENTS

                                                                          Page
1.    Definitions ......................................................     1

2.    Registration Requirement .........................................     2

3.    Company Registration .............................................     3

4.    Registration Procedures ..........................................     3

5.    Registration Expenses ............................................     4

6.    Underwriting. ....................................................     5

7.    Indemnification. .................................................     5

8.    Rule 144 Reporting. ..............................................     7

9.    Miscellaneous ....................................................     9

  Exhibit A List of Investors
  Exhibit B QuickShip Stockholders

                                                                       Exhibit 4

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This Amended and Restated Registration Rights Agreement (this "Agreement") is made and entered into as of the 25th day of October, 2000 by and
 ---------
among Blue Rhino Corporation, a Delaware corporation (the "Company"), the
                                                           -------
investors listed on Exhibit A attached hereto (each an "Investor" and together
                    ---------                           --------
the "Investors"), and the former stockholders (the "QuickShip Stockholders") of
     ---------                                      ----------------------
QuickShip, Inc., a Delaware corporation, listed on Exhibit B attached hereto.
                                                   ---------

                                    RECITALS

A. The Investors have acquired 1,716,667 shares in the aggregate of the Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred
                                                             ------------------
Stock"), of the Company, pursuant to that certain Series A Preferred Stock
-----
Purchase Agreement dated as of September 7, 2000 (the "Purchase Agreement").
                                                       ------------------

B. The Company, Gold Bank and the QuickShip Stockholders have entered into that certain Agreement and Plan of Reorganization dated as of the date hereof (the "Merger Agreement"), pursuant to which the QuickShip Stockholders have acquired
 ----------------
466,666.33 shares of the Series A Preferred Stock and the Warrant (as defined below).

C. The Company and Gold Banc Corporation, Inc., a Kansas corporation and a QuickShip Stockholder, have entered into that certain Subscription Agreement dated as of the date hereof (the "Subscription Agreement"), pursuant to which
                                  ----------------------
Gold Banc has acquired 666,666.67 shares of the Series A Preferred Stock.


                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

         The Company, the Investors and the QuickShip Stockholders hereby agree as follows:

   1.  Definitions.
        -----------

         Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Common Stock" means the Company's Common Stock, par value $.001 per
          ------------
share.

                  "Holder" or "Holders" means each Investor and each QuickShip
                   ------      -------
Stockholder and any transferee of Registrable Securities who, pursuant to
Section 9 below, is entitled to registration rights hereunder.

                  "Person" means an individual or a corporation, partnership,
                   ------
trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Registrable Securities" means the shares of Common Stock
                   ----------------------
issued or issuable upon (i) conversion of or with respect to the Series A Preferred Stock, (ii) as a dividend on the Series A Preferred Stock, and any shares of the Company's capital stock issued with respect to (i) or (ii) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, and (iii) exercise of the Warrant.

                  "register," "registered" and "registration" refer to a
                   --------    ----------       ------------
registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the automatic effectiveness, or the declaration or ordering of effectiveness, of such registration statement or document.

                  "Restricted Securities" means the securities of the Company
                   ---------------------
required to bear the legend set forth in Section 10 hereof (or any similar legend).

                  "Securities Act" means the Securities Act of 1933, as amended.
                   --------------

                  "Warrant" means the Warrant to Purchase Common Stock dated as
                   -------
of the date hereof issued to Thomas E. Brandtonies.

   2.    Registration Requirement.
         ------------------------

                  (a)   Filing and Effectiveness Obligations. The Company shall
                        ------------------------------------
prepare and file with, the Securities and Exchange Commission ("SEC") a
                                                                ---
registration statement on Form S-3 (or if Form S-3 is unavailable to the Company, such other form as is available) for an offering to be made on a continuous basis pursuant to a "shelf" registration statement under Rule 415 promulgated under the Securities Act (the "Initial Registration Statement")
                                           ------------------------------
which shall cover the issuance of all Registrable Securities then issuable on conversion of all of the Series A Preferred Stock issued on September 7, 2000 and the date hereof, and may also register the sale of shares requested to be sold by parties who, prior to the date hereof, have contractual rights with the Company to register the sale of shares, provided that the number of shares of Registrable Securities to be included in the Initial Registration Statement shall not be reduced unless all other securities of the Company are first entirely excluded from such registration. The registration statement shall state, to the extent permitted by Rule 416 promulgated under the Securities Act that it covers such indeterminate number of shares of Common Stock as may be required to effect conversion of the Series A Preferred Stock to prevent dilution resulting from stock splits, stock dividends or similar events, or by reason of changes in the conversion price in accordance with the terms of the Certificate of Designation. The Company shall use its best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than September 7,

2001, and to take all commercially reasonable steps to keep such Initial Registration Statement continuously effective under the Securities Act, until the date when all Registrable Securities covered by such Initial Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144, without regard to whether the holder of the Registrable Securities is an affiliate of the Company, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Holders and the Company's transfer agent to such effect (the "Effectiveness Period"). If (i) the Initial
                           --------------------
Registration Statement is not declared effective on or before September 7, 2001,
(ii) the Company fails to cover all of the Common Stock issuable upon conversion of the Series A Preferred Stock in the Initial Registration Statement, or (iii) at any time during the Effectiveness Period sales of Registrable Securities cannot be made by a Holder for any reason within the control of the Company, except when sales are restricted by the Company's insider trading policies approved by the Company's Board of Directors, then the Company shall, from such time and for so long as the triggering event described in item (i), (ii), or
(iii) continues to exist, pay an annual dividend on the Series A Preferred Stock in an amount equal to 15% of the Original Issue Price, which remedy shall be in addition to any other remedy available to a Holder at law or in equity.

         (b)    Underwritten Offering. At any time when the Initial Registration
                ---------------------
Statement is not effective (during any period in which a registration statement is required to be effective during the Effectiveness Period), the holders of a majority of the Series A Preferred Stock may make a written request that the Company effect a registration of Registrable Securities and distribute the Registrable Securities covered by their request by means of an underwriting.

   3.  Company Registration. If the Company proposes to register any of its
       --------------------
capital stock under the Securities Act, whether for its own account or for the account of shareholders other than the Holders (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4, or the registration on Form S-3 filed by the Company in September 2000 that included 562,285 shares of Common Stock issued in connection with the acquisitions of Uniflame, Inc. and International Propane Products, Inc.), the Company shall, each such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 6, use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the Securities Act and to be included in any underwriting involved therein.

   4.  Registration  Procedures. In the case of each registration, qualification
       ------------------------
or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

         (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for (i) at least 120 days or until the distribution described in the registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company; and (ii) in the case of any registration of Registrable Securities under Section 2(a) during the Effectiveness Period;

        (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

        (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or to applicable anti-fraud provisions;

        (d) use its best efforts to register and qualify the securities covered by such registration statement under such other applicable securities or blue sky laws, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

        (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

        (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

        (g) enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Registrable Securities; and

        (h) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

  5.  Registration Expenses. All Registration Expenses (exclusive of
      ---------------------
underwriting discounts and commissions) incurred in connection with any registration, qualification or compliance pursuant to this agreement shall be borne by the Company, including the reasonable expenses of one special counsel for the Holders not to exceed $25,000. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2, 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

   6.    Underwriting.
         ------------

              (a)   Underwriting of Requested Registrations. The right of any
                    ---------------------------------------
Holder to registration pursuant to Section 2(b) or 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities to be registered in the underwriting to the extent requested (unless otherwise mutually agreed by the Company and a majority in interest of the Holders) and to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds.

              (b)   Market Limitations upon Requested Registrations.
                    -----------------------------------------------
Notwithstanding any other provision of this Section 6, if the managing underwriter advises the Company in writing that market conditions require a limitation of the number of shares to be underwritten, then the Company shall include in such registration (i) if the registration includes an underwritten primary registration on behalf of the Company, first, the securities the Company proposes to sell, second, the Registrable Securities requested to be included in such registration and any securities requested to be included therein by other Persons with contractual registration rights, pro rata on the basis of the number of shares requested to be included therein by such Holders and Persons and third, other securities requested to be included therein and (ii) if the registration is an underwritten secondary registration, first, the Registrable Securities requested to be included in such registration and any securities requested to be included therein by other Persons with contractual registration rights, pro rata on the basis of the number of shares requested to be included therein by such Holders and Persons and second, other securities requested to be included therein.

              (c)   Limitation on Piggyback Rights. Notwithstanding Section 3,
                    ------------------------------
the Holders shall not be entitled to include the Registrable Securities in any registration instituted by the Company pursuant to a contractual registration right in existence on September 7, 2000 if the Company advises the Holders that, in the opinion of counsel to the Company, inclusion of the Registrable Securities is not permitted under the terms of such existing contractual registration rights, provided, however, that the Company shall use commercially reasonable efforts to allow the Holders to be included in such registration.

              (d)   Withdrawal. If any Holder of Registrable Securities
                    ----------
disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities on the same terms as otherwise applicable to the underwriting.

   7.    Indemnification.
         ---------------

              (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

              (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply
--------  -------
to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder and provided that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Holder from Registrable Securities sold in such offering.

          (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice.

          No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      8.  Rule 144 Reporting. With a view to making available the benefits of
          ------------------
certain rules and regulations of the SEC which may at any time permit the sale of the Series A Preferred Stock to the public without registration, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
                                       ------------

          So long as any of the Holders own Series A Preferred Stock or other securities issued pursuant to an exemption under Section 5 of the Securities Act furnish to Holders of Registrable Securities forthwith upon written request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

      9.  Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The registration rights contained in this Agreement may be assigned at any time, and from time to time, by a
Holder: (a) if the Holder is a partnership, to any constituent partner or retired partner of a Holder, (b) to any affiliate (as that term is defined in Rule 405 promulgated by the SEC under the Securities Act) of a Holder, (c) to any officer, director, principal shareholder or member thereof, where such Holder is a corporation or limited liability company, (d) to the spouse, children, grandchildren or spouse of such children or grandchildren of any

Holder or to trusts for the benefit of any Holder or such persons where the Holder is a natural person, (e) to any person who acquires at least 500,000 shares of Registrable Securities, provided that the Company is given written notice that such transfer has occurred, or (f) as otherwise required by law. A Holder shall deliver notice of any transfer under this Section 9 to the Company.

      10. Restrictions on Transferability.
          -------------------------------

              (a) The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such Holder, other than a transferee acquiring such securities in connection with a registered offering covering such disposition, to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

              (b) Each certificate representing (i) the Series A Preferred Stock, (ii) any other securities issued in respect of the Series A Preferred including upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10(c) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Series A Preferred Stock in order to implement the restrictions on transfer established in this Section 10(b). The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

              (c) Notice of Proposed Transfers. The Holder of each certificate
                  ----------------------------
      representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 10(c). Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company reasonably requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that no opinion or "No Action" letter need be obtained with respect to a transfer to (A) a partner, active or retired, of a Holder of Restricted Securities, (B) the estate of any Holder of Registrable Securities, (C) an "affiliate" of a Holder of Restricted Securities as that term is defined in Rule 405 promulgated by the SEC under the Securities Act, (D) if to a corporation, to its stockholders, (E) if to a limited liability company, to its members or former members or (F) the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons, if the transferee agrees to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 10(b) above, except that such certificate shall not bear such restrictive legend if the transferee provides an opinion of counsel as provided in Section 3 or in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

      11. Miscellaneous.
          -------------

              (a) Remedies. In the event of a breach by the Company or by a
                  --------
Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

              (b) No Inconsistent Agreements. Neither the Company nor any of its
                  --------------------------
subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed to the Investors on the Schedule of Exceptions to the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. This Agreement, together with the Purchase Agreement, the Merger Agreement, the Subscription Agreement and the Warrant, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including without limitation the Registration Rights Agreement dated September 7, 2000 among the Company and the Investors.

              (c) Amendments and Waivers. Any provision of this Agreement may be
                  ----------------------
amended, waived or modified only upon the written consent of (i) the Company and
(ii) the holders of a majority of the Registrable Securities. Any amendment or modification effected in accordance with this Section shall be binding upon each Holder of Registrable Securities and the Company; provided, however, that no such amendment or modification shall be effective with respect to any Holder that is adversely affected by such action in its status as such in a manner substantively different from the manner in which all other Holders are affected and that withholds its written consent thereto. Any Holder may waive any of its rights or the Company's obligations hereunder with respect to such Holder without obtaining the consent of any other person only by a writing signed by such Holder. Any amendment, waiver or modification not effected in accordance with this Section shall be void.

              (d) Notices Any notice required or permitted hereunder will be
                  -------
given in writing and will be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor or a QuickShip Stockholder, at such Investor's or QuickShip Stockholder's address as set forth in the stock records of the Company, or at such other address as the Company or the Investor or QuickShip Stockholder may designate by ten (10) days' advance written notice to the other parties hereto.

              (e) Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

              (f) Termination of Registration Rights. The registration rights
                  ----------------------------------
granted pursuant to this Agreement shall terminate as to any Holder, at such time as such Holder is able to sell all Registrable Securities held by it in a single three-month period pursuant to Rule 144 promulgated under the Securities Act.

              (g) Governing Law. This Agreement and the legal relations between
                  -------------
the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

              (h) Cumulative Remedies. The remedies provided herein are
                  -------------------
cumulative and not exclusive of any remedies provided by law.

              (i) Severability. If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  [remainder of page intentionally left blank]

                                                                       Exhibit 4

              IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

                              COMPANY:

                              BLUE RHINO CORPORATION


                              By:  /s/ Billy D. Prim
                                 -----------------------------------------------
                              Name:    Billy D. Prim
                              Title:   President and Chief Executive Officer



                              PURCHASERS:


                              CAHILL, WARNOCK STRATEGIC PARTNERS FUND II A, L.P.

                              By: Cahill, Warnock Strategic Partners II, LLC,
                                  its General Partner

                              By:   /s/ David L. Warnock
                                  ----------------------
                                    Name: David L. Warnock
                                    Title: Managing Member



                              CAHILL, WARNOCK STRATEGIC PARTNERS FUND II B, L.P.

                              By: Cahill, Warnock Strategic Partners II, LLC,
                                  its General Partner

                              By:   /s/ David L. Warnock
                                  ----------------------
                                    Name: David L. Warnock
                                    Title: Managing Member

                              /s/ Billy D. Prim
                              ------------------------------
                              Billy D. Prim

                                          /s/ Andrew J. Filipowski
                                          --------------------------------
                                          Andrew J. Filipowski


                                          /s/ Dick Kiphart
                                          --------------------------------
                                          Dick Kiphart


                                             /s/ Thomas E. Brandtonies
                                          --------------------------------------
                                          Thomas E. Brandtonies


                                          GOLD BANC CORPORATION, INC.


                                          By: /s/ Malcolm M. Aslin
                                             -----------------------------
                                              Malcolm M. Aslin, President

                                    EXHIBIT A
                                    ---------

Cahill, Warnock Strategic Partners Fund II A, L.P.

Cahill, Warnock Strategic Partners Fund II B, L.P.

Billy D. Prim

Andrew J. Filipowski

Dick Kiphart

                                    EXHIBIT B
                                    ---------

Thomas E. Brandtonies

Gold Banc Corporation, Inc.